UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2022

RAPHAEL PHARMACEUTICAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53002	26-0204284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Lui Paster Tel Aviv-Jaffa, Israel	6803605
(Address of Principal Executive Offices)	(Zip Code)

+972 74 710 7171

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Raphael Pharmaceutical Inc. (the “Company”) submitted its application to up-list to the OTCQB on September 1, 2022. Subsequent to OTC Markets Group Inc. (“OTC”) due diligence, the Company was notified on October 7, 2022 of its acceptance to move to the OTCQB. Upon receiving trading approval from OTC, the Company will trade under the ticker symbol “RAPH”. The Company has paid the required fees. The Company believes that its OTCQB up-list better positions the Company to embark on a greater growth trajectory. In compliance with OTCQB requirements and quality standards, the Company has increased its financial transparency which it believes will attract a wider pool of investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPHAEL PHARMACEUTICAL INC.

By:	/s/ Shlomo Pilo
Name:	Shlomo Pilo
Title:	Chief Executive Officer

Date: October 24, 2022

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